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                                                                      Exhibit 99



                                                                       MANORCARE


FOR IMMEDIATE RELEASE


Contact
Geoffrey G. Meyers, Chief Financial Officer
419/252-5545
e-mail gmeyers@hcr-manorcare.com


         SPECIAL COMMITTEE OF MANOR CARE'S BOARD EXPLORING ALTERNATIVES

         TOLEDO, Ohio March 3, 2000 - Manor Care, Inc. (NYSE;HCR) announced today, that in response to an expression of interest, a Special Committee of its Board of Directors is exploring various strategic alternatives, including a possible sale of the company. The Committee has received an acquisition proposal from one group, which includes members of the company's senior management, and is inviting interested parties to submit proposals for its consideration. The Committee intends to review any proposals with its financial advisor, Warburg Dillon Reed, and its legal counsel, Fried, Frank, Harris, Shriver & Jacobson. The company emphasized that there can be no assurance that any transaction will result from this process.


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